PENN NATIONAL GAMING, INC.
                         Wyomissing Professional Center
                       825 Berkshire Boulevard, Suite 203
                              Wyomissing, PA 19610




                                November 2, 1998

Hal Handel, President
Greenwood New Jersey, Inc.
3001 Street Road
P. O. Box 1000
Bensalem, PA 19020-8512


Re:      Joint Venture Agreement relating to New Jersey Assets


Dear Mr. Handel:

         In connection with our Joint Venture Agreement entered into on Friday, October 30, 1998, we have further reviewed our memorandum of understanding with Lincoln Property Company ("Lincoln") referred to in our Joint Venture Agreement. For a variety of reasons, including the fact that our joint venture does not preclude Lincoln from obtaining the economic benefit sought in our memorandum of understanding, the fact that the joint proposal of Lincoln and Penn National to ITB has not been accepted by ITB, and other factors, Penn National has determined that it does not require the prior consent of Lincoln to proceed with the joint venture with Greenwood New Jersey.

         Therefore, we are hereby eliminating as a condition of our Joint Venture Agreement the approval of Lincoln, or any action by Lincoln to enable us to proceed with the joint venture with you.

         We understand that you have had no prior agreement with Lincoln and that Penn National Gaming, Inc. shall remain responsible for any liabilities associated with its prior arrangements with Lincoln. Specifically, Penn National will indemnify Greenwood New Jersey and its affiliates from any and all claims, liabilities, losses, damages, costs and expenses, including reasonable counsel fees and costs related thereto, arising from any claim related to the prior arrangements between Penn National and Lincoln relating to the New Jersey assets.

         Assuming that the foregoing is acceptable to you, we would appreciate your signing below and faxing to us a copy of this letter containing your signature.

         We look forward to proceeding with our joint venture.

                                                     Very truly yours,

                                                     /S/ WILLIAM J. BORK
                                                     William J. Bork, President

Agreed to, this 2nd day of November, 1998.

                                                     GREENWOOD NEW JERSEY, INC.

                                                     By:    /S/ HAL HANDEL
                                                     Hal Handel, President
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